Exhibit 99.1

                  Cheniere Energy Provides Update on
                        Hurricane Rita Impact

    HOUSTON--(BUSINESS WIRE)--Oct. 7, 2005--Cheniere Energy, Inc. (AMEX:LNG) stated today that on Monday October 10th it will begin remobilizing construction activities on its Sabine Pass construction site in west Cameron Parish, Louisiana, and expects activity to return to pre-hurricane levels within the next 5 to 6 weeks. Assessment of the impact from Hurricane Rita by Cheniere and its contractors and suppliers will continue, but Cheniere does not foresee any significant delay to the overall Sabine Pass construction plan. It is expected that some of the down time may be recovered in the future.
    Cheniere Energy's president and chief operating officer Stan Horton said, "Hurricane Rita had a devastating impact on our friends and neighbors in Louisiana. We have dedicated our Government and Community Affairs and our Engineering and Construction teams to address the immediate daily needs of Rita's victims and the emergency personnel working in the area. Our executives are working closely with the Cameron Parish Police Jury, National Guard, FEMA, and other State and Federal agencies as they implement their recovery plan."
    Cheniere previously reported that its Sabine Pass LNG construction site in Cameron Parish, Louisiana, was secured and evacuated in anticipation of Hurricane Rita, the eye of which made landfall several miles to the east of the site. A preliminary survey within 48 hours after the passage of Hurricane Rita found that there was no material flooding of the site due to the site's elevation, that wind damage was negligible and that roads appeared intact and in use. Various utilities are in the process of re-establishing water and electricity to the region and some road repairs are anticipated to be necessary and forthcoming. Local housing for both residents and workers is in short supply. Some temporary housing is presently available and more is being arranged.
    Cheniere Energy, Inc. is a Houston based energy company engaged in developing LNG receiving terminals and Gulf of Mexico exploration & production. Cheniere is building a 100% owned Gulf Coast LNG receiving terminal near Sabine Pass in Cameron Parish, LA. It is also developing 100% owned Gulf Coast LNG receiving terminals near Corpus Christi, TX, and near the Creole Trail in Cameron Parish, LA. Cheniere is a 30% limited partner in Freeport LNG Development, L.P., which is building an LNG receiving terminal in Freeport, Texas. Cheniere explores for oil and natural gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Additional information about Cheniere Energy, Inc. may be found on its website at www.cheniere.com.
    This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.


    CONTACT: Cheniere Energy, Inc., Houston
             David Castaneda, 713-265-0202